UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 29, 2014

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective August 29, 2014, Palatin Technologies, Inc. (“Palatin”) entered into a License, Co-Development and Commercialization Agreement (the “Agreement”) with Gedeon Richter Plc. (“Richter”) to co-develop and commercialize bremelanotide for female sexual dysfunction indications in the European Union, other European countries and additional selected countries (the “Territory”).  Richter, which is headquartered in Budapest, Hungary, is a specialty pharmaceutical company with a focus in female healthcare.

Under the terms of the Agreement, Palatin will receive total upfront payments of €7.5 million (approximately $9.9 million), inclusive of €769,000 (approximately $1.0 million) previously paid as an option fee under an option agreement. Palatin and Richter will each contribute to the European co-development activities for obtaining regulatory approval in Europe. Palatin anticipates that its part of the European co-development activities will be cash neutral through the European regulatory filing stage. All sales, marketing, and commercial activities and associated costs in the Territory will be the sole responsibility of Richter. Palatin is eligible to receive €2.5 million (approximately $3.3 million) upon initiation of its phase 3 clinical trial program in the United States, and approximately €20 million (approximately $26.4 million) in regulatory related milestones and has the potential to receive up to €60 million (approximately $79.2 million) in potential sales related milestones.  Palatin is eligible to receive low double-digit royalties on net sales of bremelanotide in the Territory.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to Palatin’s annual report on Form 10-K for the year ended June 30, 2014.

Forward-looking Statements

Statements in this report that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about the prospects of entering into, or receiving payments under, one or more license agreements in European countries or other regions relating to bremelanotide, potential clinical trial results with bremelanotide, potential actions by regulatory agencies in the United States or Europe relating to bremelanotide, regulatory plans, clinical trial expectations and results, development programs and the market potential of bremelanotide are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, the ability of Palatin to enter into one or more agreements relating to the commercialization of bremelanotide, results of nonclinical, preclinical and toxicology studies, result of clinical trials, regulatory actions by the FDA and other regulatory agencies and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated September 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: September 3, 2014	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 3, 2014